Exhibit 32.02

WRITTEN STATEMENT OF THE PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. 1350

Solely for the purposes of complying with 18 U.S.C. 1350, I, the undersigned Principal Financial Officer of Human BioSystems (the "Company"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2009 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 15, 2009

/s/ Harry Masuda

Harry Masuda

Acting Chief Financial Officer (Principal Financial Officer)